Exhibit 99.1

DUNKIN’ DONUTS ANNOUNCES PLANS TO ENTER SOUTHERN CALIFORNIA

Company also announces opening 291 net new Dunkin’ Donuts U.S. locations in 2012, making

Dunkin’ Donuts, once again, one of fastest growing QSR concepts

In 2013 Dunkin’ Donuts plans to open 330-360 net new U.S. restaurants

CANTON, MA (January 16, 2013) — Dunkin’ Donuts, America’s all-day, every day stop for coffee and baked goods and one of the fastest growing quick service restaurant (QSR) brands based on unit growth, announced today that it is expanding to Southern California. Dunkin’ Donuts’ has been strategically expanding in contiguous markets across the country with a long-term goal of having more than 15,000 Dunkin’ Donut restaurants in the United States alone. In addition, the company will continue to open new restaurants in existing markets.

Specifically, the Company is recruiting multi-unit franchisees for Los Angeles, Riverside, San Diego, San Bernardino, Ventura and Orange counties and expects restaurants in these markets will begin to open in 2015. The Company is also interested in identifying qualified food service operators for a wide range of non-traditional venues including colleges and universities, casinos, military bases, supermarkets, airports and travel centers.

Dunkin’ Donuts also announced the opening of 291 net new locations in the United States in 2012, a net new unit growth rate of 4 percent. In 2013, the company says it plans to open 330 to 360 net new restaurants in the U.S. with growth coming from both new and existing markets, representing an increase of 4.5 percent to 5 percent.

“This past year was an exciting one for Dunkin’ Donuts’ growth in the United States, and we are delighted to begin 2013 with the long-awaited announcement that Dunkin’ Donuts will be opening restaurants in California, where there is already incredible passion for our brand,” said Nigel Travis, Chief Executive Officer, Dunkin’ Brands and President, Dunkin’ Donuts. “Expansion to California has always been part of our plan to grow Dunkin’ Donuts’ presence in the U.S. We have maintained our disciplined approach to expand steadily while focusing on initiatives to improve restaurant economics and franchisee profitability. These initiatives include our recent agreement with our franchisee-owned and operated distribution and procurement facility, which ensures the same cost of goods to franchisees in both established and new markets by 2015.”

“In addition to California, we believe we have incredible domestic growth opportunities for Dunkin’ Donuts, both east and west of the Mississippi. On a global basis, we remain committed to our long-term development goal, which calls for us to accelerate to approximately a 5 percent net new annual development rate for Dunkin’ Donuts and Baskin-Robbins combined.”

In 2012, Dunkin’ Donuts signed multi-store agreements in 32 U.S. markets, including Green Bay and Milwaukee, Wisconsin; Birmingham, Alabama; Denver, Colorado; Austin; Houston; and Dallas / Fort Worth, Texas. Additionally, in 2012 more than 600 Dunkin’ Donuts restaurants in the U.S. were remodeled.

According to Grant Benson, CFE, Vice President of Development, Dunkin’ Brands, “For our expansion into California, we are looking for qualified, multi-unit franchise candidates with foodservice, operations and real estate experience to become part of a nationally established restaurant concept with more than 60 years of franchising experience and 95% brand recognition. Additionally, they will receive the benefits of a multi-million dollar national advertising plan, world-class training and ongoing support, among many other benefits.”

In an effort to keep the brand fresh and competitive, Dunkin’ Donuts offers franchisees flexible design concepts including free-standing stores, end caps, in-line sites, kiosks and gas stations, as well as other retail environments. Dunkin’ Donuts has aligned its development strategy to support the growth opportunities and consumer needs of each individual market. In addition, for a limited time, we intend to make special development incentives available, including reduced royalty fees in the early years and a $10,000 per store local store marketing contribution by the company for qualifying franchisees.

According to The NPD Group / CREST®, Dunkin’ Donuts restaurants serve the most hot traditional and iced coffee in America, selling 1.7 billion cups of hot and iced coffee every year. Dunkin’ Donuts was ranked number one in customer loyalty in the coffee category for the sixth consecutive year by the 2012 Brand Keys Customer Loyalty Engagement Index. In addition to coffee and Fair Trade Certified™ espresso beverages, Dunkin’ Donuts offers guests high-quality food and beverages served all day, including oven-toasted Bakery Sandwiches, breakfast sandwiches and Wake-up Wraps, bagels, donuts and Munchkin® donut hole treats, muffins, Coolatta® frozen drinks, and a DDSMART® menu featuring better-for-you items. Dunkin’ Donuts restaurants also offer K-Cup® packs for use with Keurig® single cup brewers.

For more information about Dunkin’ Donuts franchising, visit www.dunkinfranchising.com.

To learn more about Dunkin’ Donuts, visit www.DunkinDonuts.com or follow us on Facebook (www.facebook.com/DunkinDonuts) and Twitter (www.twitter.com/DunkinDonuts).

###

Forward-Looking Statements

Certain statements contained herein are not based on historical fact and are “forward-looking statements” within the meaning of the applicable securities laws and regulations. Generally, these statements can be identified by the use of words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “would,” and similar expressions intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. By their nature, forward-looking statements involve risks and uncertainties because they relate to events and depend on circumstances that may or may not occur in the future. These risk and uncertainties include, but are not limited to: the ongoing level of profitability of franchisees and licensees; our franchisees’ and licensees’ ability to sustain same store sales growth; changes in working relationships with our franchisees and licensees and the actions of our franchisees and licensees; our master franchisees’ relationships with sub-franchisees; the strength of our brand in the markets in which we compete; changes in competition within the quick-service restaurant segment of the food industry; changes in consumer behavior resulting from changes in technologies or alternative methods of delivery; economic and political conditions in the countries where we operate; our substantial indebtedness; our ability to protect our intellectual property rights; consumer preferences, spending patterns and demographic trends; the success of our growth strategy and international development; changes in commodity and food prices, particularly coffee, dairy products and sugar, and other operating costs; shortages of coffee; failure of our network and information technology systems; interruptions or shortages in the supply of products to our franchisees and licensees; the impact of food borne-illness or food safety issues or adverse public or media opinions regarding the health effects of consuming our products; our ability to collect royalty payments from our franchisees and licensees; the ability of our franchisees and licensees to open new restaurants and keep existing restaurants in operation; our ability to retain key personnel; any inability to protect consumer credit card data and catastrophic events.

Forward-looking statements reflect management’s analysis as of the date of this press release. Important factors that could cause actual results to differ materially from our expectations are more fully described in our other filings with the Securities and Exchange Commission, including under the section headed “Risk Factors” in our most recent annual report on Form 10-K and in our quarterly report on Form 10-Q for the quarter ended June 30, 2012. Except as required by applicable law, we do not undertake to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise.

About Dunkin’ Donuts

Founded in 1950, Dunkin’ Donuts is America’s favorite all-day, everyday stop for coffee and baked goods. Dunkin’ Donuts is a market leader in the regular/decaf coffee, iced coffee, hot flavored coffee, donut, bagel and muffin categories. Dunkin’ Donuts has earned the No. 1 ranking for customer loyalty in the coffee category by Brand Keys for six years running. The company has more than 10,000 restaurants in 32 countries worldwide. For the full-year 2011, Dunkin’ Donuts’ restaurants had global franchisee-reported sales of approximately $6.4 billion. Based in Canton, Mass., Dunkin’ Donuts is part of the Dunkin’ Brands Group, Inc. (Nasdaq: DNKN) family of companies. For more information, visit www.DunkinDonuts.com.

Contact:	Michelle King
Dunkin’ Brands
781-737-5200
Michelle.King@dunkinbrands.com